THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY. NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE WARRANTS OR UNDERLYING SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SAID SECURITIES AND, ANY TRANSFER OF THIS WARRANT OR SHARES INTO WHICH THIS WARRANT IS EXERCISABLE NEED NOT REQUIRE NOTICE TO OR CONSENT OF THE COMPANY.
Warrant No.: ____    Number of Shares: _______
Date of Issuance: _________, 2017
______________________________________________________________________________________
HOOPER HOLMES, INC.
A New York Corporation
______________________________________________________________________________________
Common Stock Purchase Warrant (the “Warrant”)
Hooper Holmes, Inc., an New York corporation (the “Company”), for value received, hereby certifies that _____________ (the “Initial Holder”), or his registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Period and on or before the Expiration Date (as hereinafter defined), in whole or in part, _____________ shares (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company’s common stock, $.04 par value (“Common Stock”), at an Exercise Price equal to $1.35 per share, subject to adjustments pursuant to Section 2 herein (the “Exercise Price”). The shares purchasable upon exercise of this Warrant are sometimes hereinafter referred to as the “Warrant Stock”. “Exercise Period” means any date commencing six months after the issuance date hereof (i.e. ________, 2017) and prior to the Expiration Date on which the Holder elects by written notice to the Company for this Warrant to become exercisable.
This Warrant is issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and between the Company and Initial Holder, pursuant to which Initial Holder acquired certain Units comprised of Common Stock and Warrants (the “Purchase Agreement”). Capitalized terms not otherwise used herein shall be as defined in the Securities Purchase Agreement between the Company and the original purchaser of this Warrant, dated as of even date herewith.
1.Exercise.
(a)    Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, and delivering the Exercise Price at the principal office of the Company, or at such other office or agency as the Company may designate in writing. The Exercise Price will be paid in cash if the Holder voluntarily exercises this Warrant under this Section 1(a). At the Holder’s option, the Exercise Price may be paid via the “cashless exercise” method as provided in Section 1(b) only if and to the extent that (x) the Company called the Warrant pursuant to Section 1(c) or (y) no Registration Statement (as hereinafter defined) covering the resale of the Warrant Stock is in effect at the time of such exercise. A “Registration Statement,” as used herein shall be and mean a Registration Statement on Form S-1 or S-3 registering the Warrant Stock for resale pursuant to the Securities

Act of 1933, as amended (the “Securities Act”), and declared effective with the Securities and Exchange Commission (the “SEC”).
(b)    Cashless Exercise. If, pursuant to Section 1(a), this Warrant may be exercised in whole or in part by means of a “cashless exercise,” then the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(i)    (A) = the closing price as of the last date immediately prior to the date of exercise;
(ii)    (B) = the Exercise Price of this Warrant, as adjusted hereunder; and
(iii)    (X) = the number of Warrant Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
(c)    Callable Provision. If the closing price for each of ten (10) consecutive trading days (the “Measurement Period”), equals or exceeds $2.70 per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date of issuance of this Warrant) with a minimum trading volume of 100,000 shares per day, then the Company may, within five (5) business days of the end of such Measurement Period, call for cancellation of up to 100% of all or any portion of this Warrant for which a Purchase/Exercise Form has not yet been delivered (such right, a “Call”). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the unexercised portion of this Warrant to which such notice applies. In the event a Purchase/Exercise Form for any portion of this Warrant subject to such Call Notice shall not have been received by the Company within five (5) business days after the date the Call Notice is actually received by the Holder (the “Call Date”), then the Warrant shall be deemed exercised in its entirety based on the closing price in effect on the Call Date in accordance with Section 1(b) above (and all underlying Shares issued). By way of example only if at the Call Date the closing price is $5.00 per share then “(A)” as provided in the cashless exercise formula in Section 1(b) above, shall be deemed $5.00 per share unless and to the extent that such Warrant was already exercised at a different price. The following additional restrictions shall all apply to the Company’s Call rights:
(i)    The Company’s Call rights as set forth in this Section 1(c) are exercisable by the Company only if an effective registration of the Warrant Stock under the Securities Act of 1933 (the “Securities Act”), or if the Warrant Stock is otherwise resellable in accordance with the safe harbor provisions of Rule 144, at all times commencing on the date of the Call Notice through the Call Date.
(ii)    [Omitted].
(iii)    The Company’s Call rights as set forth in this Section 1(c) may not be exercised by the Company with respect to any Holder if such Call Notice and the anticipated exercise by such Holder results in issuance of Warrant Shares that would result in such Holder exceeding the maximum amount of securities that such person may own as provided in Section 1(g) below (unless said Holder has waived said rights as provided in Section 1(g) below).
(d)    Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) above shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.
(e)    Delivery to Holder. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within three (3) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)    such number of shares of Warrant Stock to which such Holder shall be entitled in electronic book entry form (or, if the Company is ineligible to issue shares in such manner or if the Holder so elects, then in certificated form via Federal Express) to the broker dealer or other custodian designated by Holder, and
(ii)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.
(f)    Failure to Deliver. In the event the Company fails to deliver a certificate for the number of shares of Warrant Stock to which such Holder is entitled within three (3) business days after the exercise of this Warrant, the Holder shall be entitled to a penalty equaling one percent (1%) of the number of Warrant Stock issuable in accordance with the exercise of the Warrant for each fifteen (15) calendar day period commencing after such three (3) business day period. It is expressly understood that the foregoing penalty provision is in addition to, and not to the exclusion of, any and all remedies available to the Holder as set forth herein and in the Purchase Agreement and, that the foregoing is a liquidated damages provision designed to reduce or eliminate costly dispute resolution process and that the same is fair and reasonable.
(g)    Holder’s Exercise Limitations. The Company shall not effect any exercise or Call Notice of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise (or as provided for on the Call Date), the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(g) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(g), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(g), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Warrant held by the Holder and the Beneficial Ownership Limitation provisions of this Section 1(g) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.
2.    Redemption; Fundamental Transactions.
(a)    Adjustments; Stock Splits and Dividends. If the outstanding shares of the Company’s common stock shall be subdivided into a greater number of shares or a dividend in common stock shall be paid in respect of common stock, then the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of common stock shall be combined into a smaller number of shares, then the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. If the Company deregisters its securities from the SEC’s reporting requirements by making the appropriate filings under Sections 12 and 15 of the Securities Exchange Act of 1934, then the Black Scholes Value buyout method of Section 2(b) shall apply.
(b)    Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, a majority of the outstanding voting securities of the Successor Entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which the holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of a majority of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered in Section 2(a) above or this Section 2(b) below) or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with another Person or group of Persons whereby such other Person or group acquires more than 60% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the Successor Entity, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Sections 1(g) of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary in this Section 2(b), in the event of a Fundamental Transaction in which the Company’s shareholders receive, as consideration for the transaction, primarily securities of the Successor Entity, other than a transaction in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, the Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.
For purposes of this Section 2, the terms (1) “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the lesser of 100% and the 100-day volatility obtained from the HVT function on Bloomberg, L.P. as of the Business Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date; (2) “Successor Entity” means the Person (as defined below), which may be the Company (or, if so elected by the Holder, the Parent Entity (as defined below)), formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; (3) “Eligible Market” means the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing); (4) “Parent Entity” means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction; and (5) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory to the Holder.
(c)    Adjustment Certificate.
When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.
3.    Transfers.

(a)    Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an exemption from the registration requirements of such act. Notwithstanding the foregoing, no notice to or consent of the Company shall be required for the sale of such securities (or the securities into which these Warrants are exercisable). Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.
(b)    Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder (including any registration rights granted to the Holder pursuant to the Purchase Agreement) are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Company shall, upon receipt of a transfer notice and appropriate documentation, register any Transfer on the Company’s Warrant Register; provided, however, that the Company may require, as a condition to such Transfer, an opinion reasonably satisfactory to the Company that said Transfer does not require registration pursuant one or more exemptions provided under the Securities Act.
4.    Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.
5.    No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
6.    Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate four (4) years from the date of issuance of this Warrant (the “Expiration Date”).
7.    Notices of Certain Transactions. In case:
(a)    the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
(b)    of any reclassification of the capital stock of the Company, or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Company ((a), (b) and (c) of this Section 7 being referred to herein as a “Liquidation Event”), then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reclassification, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten

(10) days prior to the record date or effective date for the event specified in such notice. Failure to so notify a holder shall not invalidate any such action.
8.    Reservation of Stock. The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.
9.    Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.
10.    Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
11.    Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, or overnight delivery service, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth in the Company’s periodic report most recently filed with the SEC, attn.: Chief Executive Officer.
12.    No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
13.    Representations of Holder. The Holder hereby represents and acknowledges to the Company that:
(a)    It understands that this Warrant and the Warrant Stock will be “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;
(b)    the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;
(c)    the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and
(d)    the Company may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares issued upon exercise of this Warrant:
“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold,

offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an exemption from the Registration Requirements of such Act. Notwithstanding the foregoing, the Securities issued hereby may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by said securities and, any transfer or sale of these securities need not require any notice to or consent of the Company.”
14.    No Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.
15.    Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holder of this Warrant.
16.    Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
17.    Governing Law; Enforcement. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. The Company specifically acknowledges that remedies and damages at law may be insufficient and that Holder will be irreparably injured if it is not issued shares in a timely manner or otherwise unable to sell those shares in a timely manner as a result of Company’s actions. Accordingly, without limiting any remedies at law or in equity to which Holder is entitled, Company consents to equitable remedies in the form of specific performance for issuance of shares, or other injunctive or declaratory relief and waives objections thereto. Company also waives the requirement that Holder post any form of bond as a condition to obtaining or asserting such relief at law or in equity.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.
HOOPER HOLMES, INC. a New York corporation
Signed: /s/ Henry Dubois
By: Henry Dubois
Title: Chief Executive Officer

EXHIBIT A
PURCHASE/EXERCISE FORM
To:    HOOPER HOLMES, INC.     Dated:_________________
The undersigned holder, pursuant to the provisions set forth in the attached Warrant No. ___, hereby exercises the right to purchase _________________ shares of Common Stock covered by such Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
Form of Exercise Price. If applicable pursuant to Section 1(a) of the Warrant, the undersigned holder intends that payment of the Exercise Price shall be made as a “Cashless Exercise” with respect to ______________ Warrants, resulting in the issuance of _____________ shares of Warrant Stock. The cash exercise price for all other shares is enclosed herewith.
Remaining Warrants. The Company shall issue to the undersigned a Warrant Agreement representing the unexercised and remaining Warrants, if any, after the exercise hereof, within three (3) business days.
The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 13 of the Warrant and by its signature below hereby makes such representations and warranties to the Company.
Signature:
Name (print):
Title (if applic.)
Company (if applic.):

EXHIBIT B
ASSIGNMENT FORM
FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Common Stock Purchase Warrant No. ___ with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:        Signature:

Witness: